OFFICE OF THE SECRETARY OF STATE

AMENDED
CERTIFICATE OF INCORPORATION

WHEREAS, the Amended Certificate of Incorporation of

3D1CON CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma,

NOW THEREFORE, I, the undersigned, Secretary of State oj the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing,

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the city of Oklahoma City this 31st day of October. 2003 Secretary of State

SOS	FILED - Oklahoma Secretary of State #1900555617 10/31/2003 07:52

535920032	AMENDED CERTIFICATE OF INCORPORATION

TO:	OKLAHOMA SECRETARY OF STATE 2300 N. Lincoln Blvd. Room 101 State Capitol Building Oklahoma City, OK 73105- 4897 (405) 522-4560

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1. A.  The name of the corporation is:
FIRST KEATING CORPORATION

B. As amended: The name of the corporation has been changed to:

3DICON CORPORATION

The nThe name of the registered agent and the street address of the registered office in the State of Oklahoma is:

Martin Keating, 7507 South Sandusky, Tulsa, OK 74136
Tulsa County, Oklahoma

3.  The duration of the corporation is: PERPETUAL

4.  The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES	SERIES (if any)	FAR VALUE PER SHARE (Or, if without par value, so state)

COMMON: 250,000,000		$0.0002

PREFERRED:

5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:

A. Change of name from First Keating Corporation to 3DIcon Corporation,.

B. Change of the number of authorized shares and par value of the common voting stock of the corporation from 50,000,000 shares at par value of $.001 to 250,000,000 shares at par value of $.0002.

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof,.

That thereafter,, pursuant to said resolution of its Board of Directors, consent was obtained in writing approving the amendment to the Certificate of Incorporation as set forth above and signed by the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present, and said Consent, has been delivered to the officer of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.. Delivery of the Consent was made by hand and is on file at the principal office of the corporation,

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its Secretary effective as of the 1st day of August, 2003.

Martin Keating, President

ATTEST:

Judy Snider, Secretary

TULSA OFFICE	PHONE (918) 581-2751 FACSIMILE (918) 581-2776

OKLAHOMA TAX COMMISSION

OCTOBER 23, 2003

Secretary of State
Room 101, State Capitol Building
Oklahoma City OK 7.3105

RE: FIRST KEATING CORPORATION

Qualification Date: 8111995

Dear Secretary:

This is to certify that the files of this office show the referenced Corporation has filed a Franchise Tax return of the fiscal year ending JUNE 30, 2004, and has paid the Franchise Tax as shown by said return .           i •. l : No certification is made as to any corporate Franchise Taxes which may be due but not yet assessed, nor which have been assessed and protested. This letter may not therefore be accepted for purposes of dissolution or withdrawal,

Sincerely,
OKLAHOMA TAX COMMISSION

TAXPAYER ASSISTANCE DIVISION

440 SOUTH HOUSTON - 1ULSA . OKLAHOMA 73127
IT IS OUR MISSION TO SERVE THE PEOPLE OF OKI AHOMA BY PROMOTING TAX COMPLIANCE THROUGH
QUALITY SERVICE AND FAIR ADMINIS1RA31ON